Exhibit 4.1

INCORPORATED UNDER THE LAWS OF YUKON TERRITORY SEE REVERSE FOR CERTAIN DEFINITIONS transferable on the books of the Company only upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company. IN WITNESS WHEREOF the Company has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers. C0000000230 | M **SPECIMEN90391420800000000ULTRA*PETROLEUM*CORP.zero****SPECIMEN90391420800000000ULTRA*PETROLEUM*CORP.zero****SPECIMEN90391420800 000000ULTRA*PETROLEUM*CORP.zero****SPECIMEN90391420800000000ULTRA*PETROLEUM*CORP.zero****SPECIMEN90391420800000000ULTRA*PETROLEUM *CORP.zero****SPECIMEN90391420800000000ULTRA*PETROLEUM*CORP.zero****SPECIMEN90391420800000000ULTRA*PETROLEUM*CORP.zero****SPECIME N90391420800000000ULTRA*PETROLEUM*CORP.zero****SPECIMEN90391420800000000ULTRA*PETROLEUM*CORP.zero****SPECIMEN90391420800000000ULT RA*PETROLEUM*CORP.zero****SPECIMEN90391420800000000ULTRA*PETROLEUM*CORP.zero****SPECIMEN90391420800000000ULTRA*PETROLEUM*CORP.zer o****SPECIMEN90391420800000000ULTRA*PETROLEUM*CORP.zero****SPECIMEN90391420800000000ULTRA*PETROLEUM*CORP.zero****SPECIMEN90391420 800000000ULTRA*PETROLEUM*CORP.zero****SPECIMEN90391420800000000ULTRA*PETROLEUM*CORP.zero****SPECIMEN90391420800000000ULTRA*PETROL EUM*CORP.zero****SPECIMEN90391420800000000ULTRA*PETROLEUM*CORP.zero****SPECIMEN90391420800000000ULTRA*PETROLEUM*CORP.zero****SPEC IMEN90391420800000000ULTRA*PETROLEUM*CORP.zero****SPECIMEN90391420800000000ULTRA*PETROLEUM*CORP.zero****SPECIMEN90391420800000000 ULTRA*PETROLEUM*CORP.zero****SPECIMEN90391420800000000ULTRA*PETROLEUM*CORP.zero****SPECIMEN90391420800000000ULTRA*PETROLEUM*CORP. zero****SPECIMEN90391420800000000ULTRA*PETROLEUM*CORP.zero****SPECIMEN90391420800000000ULTRA*PETROLEUM*CORP.zero****SPECIMEN90391 SPECIMEN **090391420800000000ULTRA*PETROLEUM*CORP.zero****090391420800000000ULTRA*PETROLEUM*CORP.zero****090391420800000000ULTRA*PETROLEUM *CORP.zero****090391420800000000ULTRA*PETROLEUM*CORP.zero****090391420800000000ULTRA*PETROLEUM*CORP.zero****090391420800000000ULT RA*PETROLEUM*CORP.zero****090391420800000000ULTRA*PETROLEUM*CORP.zero****090391420800000000ULTRA*PETROLEUM*CORP.zero****090391420 800000000ULTRA*PETROLEUM*CORP.zero****090391420800000000ULTRA*PETROLEUM*CORP.zero****090391420800000000ULTRA*PETROLEUM*CORP.zero* ***090391420800000000ULTRA*PETROLEUM*CORP.zero****090391420800000000ULTRA*PETROLEUM*CORP.zero****090391420800000000ULTRA*PETROLEU M*CORP.zero****090391420800000000ULTRA*PETROLEUM*CORP.zero****090391420800000000ULTRA*PETROLEUM*CORP.zero****090391420800000000UL TRA*PETROLEUM*CORP.zero****090391420800000000ULTRA*PETROLEUM*CORP.zero****090391420800000000ULTRA*PETROLEUM*CORP.zero****09039142 0800000000ULTRA*PETROLEUM*CORP.zero****090391420800000000ULTRA*PETROLEUM*CORP.zero****090391420800000000ULTRA*PETROLEUM*CORP.zero ****090391420800000000ULTRA*PETROLEUM*CORP.zero****090391420800000000ULTRA*PETROLEUM*CORP.zero****090391420800000000ULTRA*PETROLE UM*CORP.zero****090391420800000000ULTRA*PETROLEUM*CORP.zero****090391420800000000ULTRA*PETROLEUM*CORP.zero****090391420800000000U * * * 0 * * * Mar 23, 2017 00000000 Number Shares FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF IS THE REGISTERED HOLDER OF THIS CERTIFIES THAT Dated: The shares represented by this certificate are transferable at the office of Computershare Investor Services Inc. in Vancouver, BC. ULTRA PETROLEUM CORP. COUNTERSIGNED AND REGISTERED COMPUTERSHARE INVESTOR SERVICES INC. (VANCOUVER) TRANSFER AGENT AND REGISTRAR By Authorized Officer Chairman, President and Chief Executive Officer Vice President, General Counsel and Corporate Secretary * * * * 0 * * * * * * * * * * * * * * 0 * * * * * * * * * * * * * * 0 * * * * * * * * * * * * * * 0 * * * * * * * * * * * * * * 0 * * * * * CUSIP 903914208 ISIN CA9039142083 ULTRA PETROLEUM CORP. CSAE_WIP_UPQQ_C03.mtl.pulls/000001/000001/i 104598

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM	- as tenants in common	(Name) CUST (Name) UNIF GIFT MIN ACT (State)	- (Name) as Custodian for (Name) under the (State) Uniform Gifts to Minors Act
TEN ENT	- as tenants by the entireties		
JT TEN	- as joint tenants with rights of survivorship and not as tenants in common		

Additional abbreviations may also be used though not in the above list.

For value received the undersigned hereby sells, assigns and transfers unto

____

Insert name and address of transferee

____

____ shares

represented by this certificate and does hereby irrevocably constitute and appoint

____ the attorney

of the undersigned to transfer the said shares on the books of the Company with full power of substitution in the premises.

DATED: ______________________

Signature of Shareholder

Signature of Guarantor

Signature Guarantee:
The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed".

In the USA, signature guarantees must be done by members of a "Medallion Signature Guarantee Program" only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.



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